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                                                                      Exhibit 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8/S-3 (File No. 33-48889), Form S-8 (File Nos. 33-67456, 33-86152, 33-96114, and 33-65357), and Form S-3 (File Nos. 33-92796 and
333-68770) of i-STAT Corporation of our report dated February 6, 2001, except for Note 1 as to which the date is December 6, 2001, relating to the consolidated financial statements, which appears in this Form 10-K/A. We also consent to the incorporation by reference of our report dated February 6, 2001 relating to the financial statement schedule, which also appears on this Form 10-K/A.







/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
December 6, 2001